                                                                  EXHIBIT 10.17



                              AMENDMENT NUMBER TWO
                    MARTIN LAWRENCE 1992 STOCK INCENTIVE PLAN



         THE MARTIN LAWRENCE 1992 STOCK INCENTIVE PLAN (the "Plan") shall be amended, subject to approval of the stockholders, to increase the number of shares available for grant under the Plan from 750,000 to 1,500,000 by replacing the word "750,000" in each of Sections 6(a) and (b) of the Plan with the word "1,500,000."

Date: March 1, 1996                         MARTIN LAWRENCE LIMITED
      ------------------                    EDITIONS, INC.



                                            By: /s/ Allen A. Baron
                                                -----------------------
                                            Allen A. Baron
                                            Chairman of the Board